Exhibit 10.2

DIRECTOR COMPENSATION PROGRAM UNDER THE

INTERMEC, INC.

2008 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(For Non-Employee Directors)

This Restricted Stock Unit Agreement (this “Agreement”) is made as of [DATE], between Intermec, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant” or “you”) pursuant to the terms of the Director Compensation Program (the “Program”) under the Company’s 2008 Omnibus Incentive Plan, as amended and restated effective May 25, 2011 (the “Plan”).

WHEREAS, the Company desires to award you Restricted Stock Units (as that term is defined in the Plan) in accordance with the terms and conditions of the Plan, the Program and this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and you hereby agree as follows:

1. Award. The Company hereby grants you an Award of [NUMBER] Restricted Stock Units (“RSUs”) comprising the right to receive shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) on the terms and conditions hereinafter set forth (the “Awarded Shares”), such number of Awarded Shares to be subject to adjustment as provided in Section 14.1 of the Plan. You shall have no obligation to pay the Company additional consideration for the Awarded Shares. The Grant Date for the RSUs is [DATE].

The Plan and the Program, copies of which have been made available to you, are incorporated herein by reference and are made part of this Agreement as if fully set forth herein. By accepting the Award, you also acknowledge receipt of the Plan, the Program and the plan summary for the Plan (including the supplement thereto with respect to the Program). You are encouraged to review the Company’s most recent annual report and proxy statement, which may be found at www.intermec.com.

Capitalized terms used in this Agreement that are not defined herein shall have the meanings assigned to such terms in the Plan or the Program, as applicable, it being understood that the terms “Restricted Stock Units” and “RSUs” shall mean and refer to the right to receive only the Awarded Shares. This Agreement is subject to, and the Company and you agree to be bound by, all of the terms and conditions of the Plan and the Program as the same exist at the time this Agreement became effective. The Plan and the Program shall control in the event there is any express conflict between such documents and the terms hereof and with respect to such matters as are not expressly covered in this Agreement. The Company hereby reserves the right to alter, amend, modify, restate, suspend or terminate the Plan, the Program and this Agreement in accordance with Section 16 of the Plan, but, subject to the terms of the Plan, no such subsequent amendment, modification, restatement, suspension or termination of the Plan, the Program or this Agreement shall adversely affect in any material way your rights under this Agreement without your written consent. This Agreement shall be subject, without further action by the Company or you, to such amendment, modification or restatement.

2. Restriction Period; RSU Settlement.

(a) Restriction Period. Subject to the provisions of this Agreement, there shall be a period of restriction (the “Restriction Period”) for the RSUs beginning on the Grant Date and ending as to 25% of the RSUs on the first day of the calendar quarter of the Company that begins after the Grant Date and as to an additional 25% of the RSUs on the first day of each of the three calendar quarters thereafter, subject to adjustment for fractional shares (each such date, a “Vesting Date”). In accordance with the foregoing, the RSUs shall vest as follows:

Vesting Date	Number of RSUs Vested (and no longer subject to Restriction Period)
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Except as otherwise provided herein, all RSUs remaining subject to the Restriction Period on the date of your Termination of Service as a Director for any reason shall be forfeited by you and your right to acquire any shares thereunder shall immediately terminate. In the event of your Termination of Service as a Director by reason of death or a Change of Control, the Restriction Period shall lapse and all then unvested RSUs shall become fully vested.

(b) RSU Settlement. Following completion or lapse of the Restriction Period, as applicable, vested RSUs will be settled in shares of Common Stock upon the earlier to occur of the following (each, a “Settlement Date”): (i) the one-year anniversary of the Grant Date (provided that if such date is not a business date, the Settlement Date will be the immediately preceding business date) and (ii) a Change of Control of the Company, provided such Change of Control also constitutes a “change in control” event within the meaning of Section 409A of the Code. Notwithstanding the foregoing, if and to the extent permitted by the Committee, you have made a valid and timely election to defer settlement of such shares under the Company’s Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), such shares will be issuable in accordance with, and otherwise subject to, the terms and conditions of the Director Deferred Compensation Plan.

In the event a Change of Control is not a “change in control” event within the meaning of Section 409A of the Code, RSUs that are outstanding immediately prior to the effective date of the Change of Control will remain an outstanding obligation of the Company or the Successor Company, as the case may be, and will be converted into a contractual right to receive a cash payment (a “Cash Payment Right”) in an amount equal to the Fair Market Value of the shares of Common Stock subject to the RSUs on the effective date of the Change of Control. After such conversion, no interest or dividend equivalents will be accrued, credited or paid with respect to a Cash Payment Right. The Cash Payment Right will be paid in accordance with the same schedule set forth in this Paragraph 2(b) with respect to settlement of vested RSUs and the other terms and conditions of this Agreement, the Plan and the Program.

3. Acceptance of Award. This Award is subject to your timely acceptance. It is your sole responsibility to take appropriate actions as indicated herein to accept the Award.

4. Nontransferability. Until the Settlement Date, you shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the RSUs or the Awarded Shares.

5. Form and Timing of Payment. The Company will direct its transfer agent to issue to you within thirty (30) days after the Settlement Date, in uncertificated form, the number of unrestricted shares of Common Stock equal to the number of RSUs as to which the Restriction Period has ended or lapsed, without a prior forfeiture of such RSUs, subject to the terms of any deferral election under the Director Deferred Compensation Plan with respect to the RSUs.

6. Rights as a Stockholder. Except as otherwise provided in this Agreement, the Plan or the Program, you shall not have any rights of a stockholder with respect to the RSUs or, prior to the Settlement Date, the Awarded Shares.

7. Clawback Policy. The RSUs and any shares of Common Stock issued thereunder shall be subject to potential cancellation, rescission, payback, recoupment or other action in accordance with the terms of the Company’s clawback policy (the “Policy”), as then in effect and as it may be amended from time to time, to the extent the Policy applies to the RSUs and any shares of Common Stock issued thereunder (including a Policy implemented or amendments made thereto after the Grant Date for the RSUs). By accepting the Award, you agree to execute any additional documents to effect the Company’s application, implementation and enforcement of such Policy with respect to the RSUs and any shares of Common Stock issued thereunder.

8. Independent Tax Advice; Withholding Taxes.

(a) You should obtain independent tax advice with respect to the tax effects to you of the grant of the RSUs, the issuance of any shares of Common Stock thereunder or any election to defer Awarded Shares under the Director Deferred Compensation Plan.

(b) You acknowledge and understand that you are ultimately liable and responsible for all withholding taxes legally due by you in connection with this Award and that the Company (i) makes no representations or undertakings regarding the treatment of any withholding taxes in connection with any aspect of the RSUs, including the grant of the RSUs, the lapse of all or a portion of the Restriction Period or other vesting of the RSUs, the issuance or subsequent sale of shares of Common Stock received upon settlement of the RSUs, if any, and the receipt of any dividends or dividend equivalents; and (ii) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate your liability for withholding taxes.

9. Miscellaneous

(a) The grant of RSUs to you in any year shall give you neither any right to similar grants in future years nor any right to be retained in the service of the Company.

(b) Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, WA 98203-1264, to the attention of the Company’s Secretary or at such other address as the Company may specify in writing to you by a notice delivered in accordance with this paragraph. All notices to you shall be delivered to you at your address in the Company’s records or at such other address as you may specify in writing to the Secretary of the Company by a notice delivered in accordance with this Paragraph 9(b).

(c) The terms and conditions of this Agreement and the Plan and the Program, which are incorporated by reference herein, comprise the whole terms and conditions between you and the Company with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A., without reference to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, U.S.A., and agree that such litigation shall be conducted only in the courts of Washington, U.S.A., or the federal courts for the United States for the Western District of Washington, and no other courts where this grant is made and/or to be performed.

(d) This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the Plan and the Program, shall inure to the benefit of and shall be binding upon your heirs, legal representatives, and successors.

(e) If any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.

(f) This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

(g) The Company may, in its sole discretion, deliver any documents related to the RSUs, or future RSUs (if any) that may be granted under the Plan or the Program, by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(h) Payments made pursuant to this Agreement are intended to qualify for an exemption from or comply with Section 409A of the Code. Notwithstanding any other provision in this Agreement, the Plan and the Program, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement, the Plan and/or the Program so that the RSUs granted to you qualify for exemption from or comply with Section 409A; provided, however, that the Company makes no representations that the RSUs shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the RSUs. By accepting this Award, you shall be deemed to have waived any claim against the Company and its affiliates with respect to any such tax, economic and legal consequences.

IN WITNESS WHEREOF, this Agreement is executed by you and by the Company through its duly authorized officer or officers as of the Grant Date indicated above.

INTERMEC, INC.

By:

[NAME]

[TITLE]

Dated:	PARTICIPANT:

IMPORTANT PLEASE ACCEPT BY SIGNING AND RETURNING PROMPTLY

[NAME]

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